Exhibit 5.1

July 27, 2012

Board of Directors

Natural Grocers by Vitamin Cottage, Inc.

12612 West Alameda Parkway

Lakewood, Colorado 80228

Re:                               Natural Grocers by Vitamin Cottage, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”).  We are furnishing this opinion at your request in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of 1,090,151 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), for issuance under the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have examined (i) such matters of fact and questions of law as we have considered appropriate for purposes of this opinion, and (ii) such statutes, including the Delaware General Corporation Law, as amended (the “DGCL”), Company corporate records and documents, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including: an executed copy of the Registration Statement; the Company’s Amended and Restated Articles of Incorporation, as amended to date; the Company’s Amended and Restated Bylaws, as amended to date; the Plan; and resolutions of the Company’s Board of Directors and stockholders relating to the adoption of the Plan and approval of the Registration Statement.  We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In making our examination of the aforesaid documents and in rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii)  the accuracy and completeness of all documents submitted to us;  (iv) the legal capacity of all natural persons; (v) the authenticity of all documents submitted to us as originals; (vi) the conformity to authentic original documents of all documents submitted to us as copies; and (vii) the accuracy, completeness and authenticity of certificates of public officials.

This opinion letter is based as to matters of law solely on the DGCL. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the part of the Company and, following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the Shares in the manner contemplated by the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Holland & Hart LLP